Exhibit 3.1

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

| Filed in the Office of | Record Number E35020962023-6 |
|---|---|
| FVAguilar | Filing Number F202609292611 |
| Secretary of State State Of Nevada | Filed On 09/29/2026 01:41 PM |
| | Number of Pages 4 |

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

# Profit Corporation

## Certificate of Amendment (PURSUANT TO NRS 78.380, 78.385, 78.390)
## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
## Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

**1. Entity information:**

Name of entity as on file with the Nevada Secretary of State:

IB ACQUISITION CORP.

Entity or Nevada Business Identification Number (NVID): NV20232906799

**2. Restated or Amended and Restated Articles:** (Domestic corporations)

If restating, complete sections 1, 2, and 7. If amending and restating, complete sections 1, 2, 3, 6 and 7.

**You must include the Restated Articles or the Amended and Restated Articles with this filing.**

Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ **Restated Articles:** The articles are being restated without any changes and include all amendments made up to the date of this certificate.

The certificate must be signed by an officer of the corporation.

**Statutory Statement:** The officer signing this certificate confirms that they are authorized to do so by a board resolution adopted on the date listed, and that this certificate accurately reflects the articles of incorporation as amended as of that date.

Date the board of directors adopted the resolution to approve the restated articles:

Date:

☐ **Amended and Restated Articles:** The articles are being restated to include all previous amendments and the current changes.

**3. Amendment Filing Type:** (Select only one box)

**Domestic Corporation**
If amending, complete sections 1, 3, 6 and 7.

☐ **Certificate of Amendment to Articles of Incorporation - Before Issuance of Stock (Pursuant to NRS 78.380)**

**Statutory statement:** The signers are at least two-thirds of the incorporators or two-thirds of the board of directors, and as of the date of the certificate, the corporation has not issued any voting stock.

☒ **Certificate of Amendment to Articles of Incorporation - After Issuance of Stock (Pursuant to NRS 78.385 and 78.390)**

☐ Check this box if the amendment is for a name change only.
- No stockholder approval is required for a name change under NRS 78.390(8).

☒ If the amendment includes other changes, confirm the following:
- The proposed amendment(s) were submitted to the stockholders for approval.
- Stockholders holding at least a majority of the voting power (or greater, if required by the articles or law) approved the amendment(s).
- Voting Results (e.g., number of shares for/against or percentage approved):

68.64% approve

You must include the filing fee with this form. See the instructions for more information.

FRANCISCO V. AGUILAR
NEVADA
SECRETARY of STATE

401 North Carson Street Carson City, Nevada 89701-4201
(775) 684-5708

# Profit Corporation

## Certificate of Amendment (PURSUANT TO NRS 78.38, 78.385, 78.390)
## Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
## Officer's Statement (PURSUANT TO NRS 80.030)

| | |
|---|---|
| 4. Officer's Statement:<br><br>Foreign corporations only. Complete 1, 4, 6 and 7. | Name used in the home state (if different from the name used in Nevada):<br><br>Jurisdiction of formation (state or country):<br><br>Attach a certified copy or certificate showing that amendments were filed in the state where the corporation was formed. |
| 5. Effective Date and Time: (Optional) | Date: Time:<br><br>Effective date is not to exceed 90 days of the filing date of this form. If left blank, this form will be effective upon filing with the SOS. If you select a later effective date but the effective time is left blank, the effective time will be at 12:01 Pacific time on the specified date. |
| 6. Describe the Changes: | Applicable changes (select all that apply):<br>☐ The entity name has changed<br>☐ The registered agent has changed (attach Certificate of Acceptance from new registered agent)<br>☐ The entity's purpose has changed<br>☐ The initial Board of Directors/ Trustees or Stockholders from the organization have changed<br>☐ IRS tax language added.<br>☐ The organization changed the articles<br>☐ The organization deleted articles<br>☐ The authorized shares have been amended<br>☐ Other<br><br>The organization amended the articles as follows: (provide article numbers, if available)<br><br>See attached pages for amendments to Article IX.<br><br>(attach additional page[s] if necessary) |
| 7. Signature: (Required) | Al — Print First Name<br>Lopez — Print Last Name<br><br>X Al Lopez — Signature<br>CEO — Title<br><br>Attach additional page(s) if additional signatures are necessary. |

You must include the filing fee with this form. See the instructions for more information.

**THIRD AMENDMENT**
**TO THE**
**AMENDED AND RESTATED**
**ARTICLES OF INCORPORATION**
**OF**
**IB ACQUISITION CORP.**

**Pursuant to Sections 78.385, 78.390, and 78.403**
**of the Nevada Revised Statutes**

**IB ACQUISITION CORP.** (the "Corporation"), a corporation organized and existing under the laws of the State of Nevada, does hereby certify as follows:

1. The name of the Corporation is IB Acquisition Corp. The Corporation's Articles of Incorporation were filed in the office of the Secretary of State of the State of Nevada on September 30, 2023 (the "Original Certificate"). An Amended and Restated Articles of Incorporation was filed in the office of the Secretary of State of the State of Nevada on February 7, 2024 (as amended, the "Amended and Restated Articles of Incorporation").

2. This Third Amendment to the Amended and Restated Articles of Incorporation (this "Amendment") amends the Amended and Restated Articles of Incorporation of the Corporation.

3. This Amendment was duly adopted by the affirmative vote of the holders of 65% of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 78.390 of the Nevada Revised Statutes, as amended from time to time (the "NRS").

4. The text of Section 9.1(b) of Article IX is hereby amended and restated to read in full as follows:

(b) Immediately after the Offering, a certain amount of the net offering proceeds received by the Corporation in the Offering (including the proceeds of any exercise of the underwriters' over-allotment option) and certain other amounts specified in the Corporation's registration statement on Form S-1, as initially filed with the U.S. Securities and Exchange Commission (the "**SEC**") on November 17, 2023, as amended (the "**Registration Statement**"), shall be deposited in a trust account (the "**Trust Account**"), established for the benefit of the Public Stockholders (as defined below) pursuant to a trust agreement described in the Registration Statement (the "**Trust Agreement**"). Except for the withdrawal of interest to pay franchise and income taxes, none of the funds held in the Trust Account (including the interest earned on the funds held in the Trust Account) will be released from the Trust Account until the earliest to occur of (i) the completion of the initial Business Combination, (ii) the redemption of 100% of the Offering Shares (as defined below) if the Corporation is unable to complete its initial Business Combination by March 28, 2027 and (iii) the redemption of shares in connection with a vote seeking to amend any provisions of these Amended and Restated Articles relating to stockholders' rights or any pre-initial Business Combination activity as described in Section 9.7. Holders of shares of Common Stock included as part of the units sold in the Offering (the "**Offering Shares**") (whether such Offering Shares were purchased in the Offering or in the secondary market following the Offering and whether or not such holders are I-B Good Works 4, LLC (the "Sponsor"), or officers or directors of the Corporation, or affiliates of any of the foregoing) are referred to herein as "**Public Stockholders**."

5. The text of Section 9.2(d) of Article IX is hereby amended and restated to read in full as follows:

(d) In the event that the Corporation has not consummated an initial Business Combination by March 28, 2027, the Corporation shall (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its franchise and income taxes, by (B) the total number of then

outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation's obligations under the NRS to provide for claims of creditors and other requirements of applicable law.

6. The text of Section 9.7 of Article IX is hereby amended and restated to read in full as follows:

Additional Redemption Rights. If, in accordance with Section 9.1(a), any amendment is made to these Amended and Restated Articles (a) to modify the substance or timing of the Corporation's obligation to redeem 100% of the Offering Shares if the Corporation has not consummated an initial Business Combination by March 28, 2027 or (b) with respect to any other material provisions of these Amended and Restated Articles relating to stockholders' rights or pre-initial Business Combination activity, the Public Stockholders shall be provided with the opportunity to redeem their Offering Shares upon the approval of any such amendment, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Corporation to pay its franchise and income taxes, divided by the number of then outstanding Offering Shares; provided, however, that any such amendment will be voided, and this *Article IX* will remain unchanged, if any stockholders who wish to redeem are unable to redeem due to the Redemption Limitation.

**IN WITNESS WHEREOF**, IB Acquisition Corp. has caused this Amendment to the Amended and Restated Articles to be duly executed in its name and on its behalf by an authorized officer as of this [__] day of [___], 2026.

**IB ACQUISITION CORP.**

By: ______________________________
Name: Al Lopez
Title: Chief Executive Officer